EXHIBIT 99


                                                    PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT:  Jonathan B. Weis
          Director of Corporate Communications
          Entertainment Properties Trust
          (816) 472-1700

          Joe Keenan, Sturges + Word
          (816) 221-7500



             ENTERTAINMENT PROPERTIES TRUST ANNOUNCES
                 FIRST QUARTER DIVIDEND FOR 1998

     KANSAS CITY, Mo. (March 16, 1998) -- Entertainment Properties Trust (NYSE:EPR), a Real Estate Investment Trust
(REIT) that owns entertainment-related properties, announced today that its Board of Trustees has approved a cash dividend of $5,544,040.00, or $.40 cents a share for the first quarter of 1998. The record date for the dividend is March 31, 1998. The dividend is payable April 10, 1998, to shareholders of record.

     Entertainment Properties Trust is a Real Estate Investment Trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to major entertainment-related business operators. The company's common stock is traded on the New York Stock Exchange under the ticker symbol EPR.

Other than historical information, this press release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and identified by words such as "continue," "believe," "may," "hope," "anticipate," "goal," "forecast" or comparable terms. The Company's actual financial condition, results of operations or business may vary materially from those contemplated by such forward-looking statements and involve various risks and uncertainties, including the Company's initial dependence on a single tenant and lease guarantor for its revenues and ability to make distributions, potential conflicts of interest, competition from other entities providing capital to the entertainment industry, dependence on key personnel, operating risks in the entertainment industry that may affect the operations of the Company's tenants, tax risks, interest rates and availability of debt financing, real estate investment risks and other risks and uncertainties. Investors are cautioned not to place undue reliance on such forward-looking statements, and are encouraged to review the risk factors identified in the company's prospectus dated November 18, 1997, and in the Company's reports filed with the Securities and Exchange Commission.